UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2024 (February 21, 2024)
AMERICAN SOFTWARE, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-12456

Georgia	58-1098795
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

 470 East Paces Ferry Road, NE, Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 261-4381
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on which Registered
Common Stock	AMSWA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Executive Chairman and Treasurer Transition

On February 21, 2024, Mr. James C. Edenfield informed the Board of Directors (the “Board”) of American Software, Inc. (the “Company”) that he has decided to retire from service as Executive Chairman and Director of the Board and Treasurer of the Company, effective immediately. Mr. Edenfield’s decision to retire from the Board and the Company is not the result of any dispute or disagreement with the Board and the Company. The Company is grateful to Mr. Edenfield for his many decades of service and contributions to the Board and the Company.

On February 21, 2024, in light of Mr. Edenfield’s retirement, the Board formally resolved to decrease the size of the Board to eight members. The Board appointed Mr. James B. Miller, Jr., a current director of the Company, to serve as Chairman of the Board effective February 21, 2024. The Board will compensate Mr. Miller for his additional responsibilities as Chairman through payment of fifty thousand dollars ($50,000) on an annualized basis, in addition to his other Board compensation, and will revisit this amount in the August Board meeting.

Additionally, the Board appointed Mr. Vince Klinges, the Chief Financial Officer of the Company, to serve as Treasurer of the Company effective February 21, 2024. Other than his employment by the Company as Chief Financial Officer, Mr. Klinges has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), nor are any such transactions currently proposed. There is no arrangement or understanding between Mr. Klinges and any other persons pursuant to which Mr. Klinges was appointed as Treasurer. There are no family relationships between Mr. Klinges and any of the Company’s directors or executive officers.

(e) Advisor Agreement with James C. Edenfield

On February 21, 2024, the Company entered into an Advisor Agreement with Mr. Edenfield (the “Advisor Agreement”), pursuant to which Mr. Edenfield will remain with the Company as a strategic consultant to the Board pursuant to the terms of the Advisor Agreement. Mr. Edenfield’s role as a consultant is designed to assist with a seamless transition of his former duties and to provide advice to the Board.

The foregoing description of the Advisor Agreement does not purport to be complete and it is qualified in its entirety by reference to the Advisor Agreement that is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 21, 2024, the Company issued a press release announcing Mr. Edenfield’s retirement and Mr. Miller’s and Mr. Klinges’ appointments. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

Pursuant to the rules and regulations of the Securities Exchange Commission, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

10.1	Advisor Agreement effective February 21, 2024 by and between James C. Edenfield and Logility, Inc.
99.1	Press Release of American Software, Inc., February 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2024		AMERICAN SOFTWARE, INC.

(Registrant)

	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer